SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2016 (June 17, 2016)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2016, Neuralstem, Inc. (“Company”) held its 2016 Annual Meeting at 12:00 p.m. EDT at 20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876. Only stockholders of record as of the close of business on April 28, 2016 (“Record Date”) were entitled to vote at the 2016 Annual Meeting. As of the Record Date, 92,044,042 shares of the Company’s common stock were outstanding and entitled to vote at the 2016 Annual Meeting, of which 75,507,211 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. Each of the two (2) Class II Director nominees to serve for a three-year term expiring at the 2019 Annual Meeting was elected based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
William Oldaker	13,396,834	9,288,859	52,821,518
Stanley Westreich	15,075,386	7,610,307	52,821,518

(b) Proposal 2. The ratification of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
74,005,715	1,215,283	286,213	--

(c) Proposal 3. The amendment to the Company’s 2010 Equity Compensation Plan (“Plan”) to increase the number of shares eligible for issuance under the Plan by 7,000,000 was not approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
8,940,196	13,359,144	386,353	52,821,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ Richard Daly
Richard Daly Chief Executive Officer

Dated: June 20, 2016